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                                                                    EXHIBIT 23.2



                            MCGLADREY & PULLEN, LLP
                            -----------------------
                  Certified Public Accountants and Consultants



                         INDEPENDENT AUDITOR'S CONSENT



       We hereby consent to the use of this Registration Statement of our report, dated July 28, 1995, relating to the consolidated financial statements of CF Bancorp, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                            McGLADREY & PULLEN, LLP



       Davenport, Iowa
       September 8, 1995